SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         MACRO SECURITIES DEPOSITOR, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                20-1072523
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904                                              19904

(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Act and is
effective upon filing pursuant                 effective pursuant to General
to General Instruction A.(c)                   Instruction A.(d) please check
please check the following box. [X}            the following box. [ ]



Securities Act registration statement file number to which this form relates:
333-116566

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of Each Exchange on Which
to be so Registered                              Each Class is to be Registered

Claymore MACROshares Oil Up Tradeable Shares     American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                     (None)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrants' Securities to be Registered.


         See the information set forth under the headings "Description of the Up-MACRO Holding and Tradeable Shares" and "Description of the Trust Agreements" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on November 29, 2006.

Item 2.  Exhibits.



 4.1.1 Claymore MACROshares Oil Up Holding Trust Agreement, dated November 15, 2006*

 4.1.2 Amended and Restated Claymore MACROshares Oil Up Holding Trust Agreement, dated November 24, 2006*

 4.2.1 Claymore MACROshares Oil Up Tradeable Trust Agreement, dated November 15, 2006*

 4.2.2 Amended and Restated Claymore MACROshares Oil Up Tradeable Trust Agreement, dated November 24, 2006*

 4.4.1       1992 ISDA Master Agreement, dated November 24, 2006*

 4.4.2       Schedule to 1992 ISDA Master Agreement, dated November 24, 2006*

   4.5       Income Distribution Agreement, dated November 24, 2006*

   4.6       Form of Settlement Contract*


     * Incorporated by reference to Amendment No. 10 to the Registration Statement of the Registrant on Form S-1 (No. 333-116566) and the exhibits thereto, as filed on November 29, 2006.

                                   SIGNATURES



         Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 29, 2006
                                                MACRO SECURITIES DEPOSITOR, LLC


                                                By:     /s/ Steven M. Hill

                                                Name:  Steven M. Hill
                                                Title: Chief Financial Officer